Filed Pursuant To Rule 433

Registration No. 333-217785

August 14, 2018

SPDR® ETF Trading Report

INVESTMENT PROFESSIONAL USE ONLY

July 2018

Ticker	ETF Name	Spread ($)	Spread (%)	Spread ($) vs. 3 month trailing	Consolidated Avg. Daily Volume (shares)	Consolidated Average Daily Volume ($)	Consolidated Avg. Daily Volume (shares) vs. 3 month trailing	Avg. Quote Size (shares)	Avg. Quote Size (Shares) vs. 3 month trailing	Avg. Quote Size ($)	Avg. Quote Size ($) vs. 3 month trailing	Avg. Trade Size	Daily Volatility (%)	Short Interest as of 07/15/2018
US Equities — Core														
SPY	SPDR S&P 500® ETF	0.01	0.00	0.01	73,018,060	19,660,097,474	92,861,152	6,059	4,521	1,636,957	1,214,962	268	0.89	158,465,101
MDY	SPDR S&P MidCap 400® ETF	0.06	0.02	0.07	912,085	320,941,409	1,081,193	797	937	279,929	325,170	137	0.96	1,227,273
SLY	SPDR S&P 600 Small Cap ETF	0.32	0.23	0.34	23,802	3,330,103	22,683	1,752	1,900	246,396	260,555	106	1.06	20,788
DIA	SPDR Dow Jones Industrial Average ETF Trust	0.03	0.01	0.03	3,759,918	921,788,906	4,861,546	1,981	1,368	487,428	335,258	188	1.00	5,753,524
SPTM	SPDR Portfolio Total Stock Market ETF	0.01	0.04	0.01	489,516	16,510,839	615,839	49,299	35,646	1,660,665	1,193,344	336	0.83	85,330
SPSM	SPDR Portfolio Small Cap ETF	0.02	0.06	0.02	275,391	8,631,950	266,631	12,162	13,773	378,110	421,444	342	0.97	48,211
SPLG	SPDR Portfolio Large Cap ETF	0.01	0.04	0.01	279,327	8,863,719	361,392	43,100	37,218	1,365,676	1,172,870	314	0.85	21,947
SPMD	SPDR Portfolio Mid Cap ETF	0.02	0.05	0.02	175,090	6,007,624	209,969	4,825	3,860	165,627	130,769	258	0.93	76,088
SPYX	SPDR S&P 500 Fossil Fuel Reserves Free ETF	0.10	0.15	0.10	9,394	608,178	12,169	934	950	61,087	61,770	189	0.75	666
SHE	SPDR SSGA Gender Diversity Index ETF	0.07	0.10	0.08	5,528	393,673	4,780	5,028	3,608	357,700	256,317	79	0.68	25,023
US Style														
SPYG	SPDR Portfolio S&P 500 Growth ETF	0.01	0.04	0.01	1,185,831	41,103,779	869,668	4,449	4,502	154,303	154,712	607	0.97	37,259
SPYV	SPDR Portfolio S&P 500 Value ETF	0.01	0.04	0.01	458,664	13,639,679	590,181	5,200	5,333	154,874	159,051	499	0.86	37,830
MDYG	SPDR S&P 400 Mid Cap Growth ETF	0.11	0.07	0.14	35,199	5,625,910	38,552	796	791	127,957	125,765	88	0.88	17,867
MDYV	SPDR S&P 400 Mid Cap Value ETF	0.08	0.08	0.09	30,840	3,181,345	31,315	840	774	86,500	78,470	103	0.86	11,962
SLYG	SPDR S&P 600 Small Cap Growth ETF	0.22	0.09	0.28	44,321	10,796,496	48,980	452	720	110,419	170,601	68	1.03	74,187
SLYV	SPDR S&P 600 Small Cap Value ETF	0.12	0.09	0.13	66,776	8,697,683	80,260	977	874	127,575	111,424	83	1.06	58,962
US Sector														
XLC	Communication Services Select Sector SPDR Fund	0.03	0.06	0.03	365,687	18,364,434	405,769	14,164	14,229	716,796	716,324	486	1.30	80,834
XLY	Consumer Discretionary Select Sector SPDR Fund	0.01	0.01	0.01	4,857,085	508,669,368	5,682,297	2,864	2,174	300,393	226,248	151	0.93	8,828,743

Source: NYSE, Nasdaq and BATS as of 07/31/2018. **Past performance is not a guarantee of future results.**

STATE STREET GLOBAL ADVISORS

SPDR

SPDR® ETF Trading Report

Ticker	ETF Name	Spread ($)	Spread (%)	Spread ($) vs. 3 month trailing	Consolidated Avg. Daily Volume (shares)	Consolidated Average Daily Volume ($)	Consolidated Avg. Daily Volume (shares) vs. 3 month trailing	Avg. Quote Size (shares)	Avg. Quote Size (Shares) vs. 3 month trailing	Avg. Quote Size ($)	Avg. Quote Size ($) vs. 3 month trailing	Avg. Trade Size	Daily Volatility (%)	Short Interest as of 07/15/2018
US Sector (cont'd)														
XLP	Consumer Staples Select Sector SPDR Fund	0.01	0.02	0.01	13,326,599	661,214,385	14,835,693	45,167	36,054	2,241,770	1,848,307	333	1.05	22,471,873
XLE	Energy Select Sector SPDR Fund	0.01	0.01	0.01	16,758,739	1,270,287,888	15,514,804	7,382	7,930	561,845	566,735	181	1.51	24,349,811
XLF	Financial Select Sector SPDR Fund	0.01	0.04	0.01	48,289,123	1,335,033,526	56,381,911	370,338	346,444	10,291,878	9,697,357	679	1.30	71,167,285
XLV	Health Care Select Sector SPDR Fund	0.01	0.01	0.01	9,279,388	762,187,147	8,570,875	5,290	4,201	435,390	347,959	170	1.13	16,535,108
XLI	Industrial Select Sector SPDR Fund	0.01	0.01	0.01	11,853,352	874,767,439	13,978,715	7,197	6,245	535,372	467,317	194	1.25	43,242,465
XLB	Materials Select Sector SPDR Fund	0.01	0.02	0.01	5,420,237	316,985,257	6,183,932	8,566	7,829	503,064	459,649	205	1.14	12,973,989
XLK	Technology Select Sector SPDR Fund	0.01	0.02	0.01	12,300,096	846,117,319	14,385,461	14,959	13,002	1,032,378	884,671	249	1.13	22,163,271
XLU	Utilities Select Sector SPDR Fund	0.01	0.02	0.01	13,229,226	664,757,746	15,063,260	23,358	18,997	1,171,865	953,093	256	1.18	67,985,529
XLRE	Real Estate Select Sector SPDR Fund	0.01	0.03	0.01	2,124,268	66,149,106	3,637,957	42,809	39,297	1,332,181	1,213,315	372	1.11	1,820,691
US Industry														
KBE	SPDR S&P Bank ETF	0.01	0.02	0.01	2,296,319	113,267,991	2,442,973	3,275	3,120	161,813	153,202	182	1.52	3,403,096
KCE	SPDR S&P Capital Markets ETF	0.11	0.19	0.12	33,070	1,944,346	18,628	1,336	2,314	80,415	137,385	337	0.99	5,266
KIE	SPDR S&P Insurance ETF	0.02	0.06	0.02	377,709	11,516,317	444,122	5,218	5,506	159,575	170,374	358	1.05	1,700,152
KRE	SPDR S&P Regional Banking ETF	0.01	0.02	0.01	5,983,006	378,815,017	6,064,497	2,554	2,443	162,216	152,677	163	1.56	26,568,748
XBI	SPDR S&P Biotech ETF	0.03	0.03	0.03	3,938,981	359,918,760	4,524,009	867	901	78,915	81,336	156	1.93	37,517,596
XNTK	SPDR NYSE Technology ETF	0.10	0.11	0.11	13,700	1,254,373	27,946	494	511	45,278	46,278	83	1.10	8,687
XHB	SPDR S&P Homebuilders ETF	0.01	0.03	0.01	2,706,048	106,676,424	2,804,550	6,010	5,214	237,224	209,890	191	1.50	10,449,699
XME	SPDR S&P Metals & Mining ETF	0.01	0.03	0.01	2,154,585	78,726,016	2,588,926	4,205	3,248	154,456	117,377	185	1.81	6,443,804
XES	SPDR S&P Oil & Gas Equipment & Services ETF	0.01	0.08	0.01	864,908	15,365,120	827,503	7,808	8,944	139,116	144,691	344	2.37	1,277,216
XITK	SPDR FactSet Innovative Technology ETF	0.25	0.27	0.18	6,607	617,632	5,637	331	335	30,829	30,318	128	1.28	11,737
XOP	SPDR S&P Oil & Gas Exploration & Production ETF	0.01	0.02	0.01	21,762,819	901,350,081	18,505,506	11,325	10,796	469,479	410,781	219	2.36	74,958,138
XPH	SPDR S&P Pharmaceuticals ETF	0.04	0.09	0.04	92,810	3,773,038	67,696	2,130	2,250	87,153	93,568	193	1.53	792,557
XRT	SPDR S&P Retail ETF	0.01	0.02	0.01	4,184,609	192,317,347	4,484,099	4,946	4,019	227,458	181,845	176	1.50	26,385,533
XSD	SPDR S&P Semiconductor ETF	0.04	0.06	0.05	98,369	7,086,799	136,959	990	998	71,994	71,696	145	1.42	482,443
XHE	SPDR S&P Health Care Equipment ETF	0.13	0.18	0.17	82,444	6,170,977	47,781	531	556	39,707	39,847	202	1.22	26,409

Source: NYSE, Nasdaq and BATS as of 07/31/2018. **Past performance is not a guarantee of future results.**

State Street Global Advisors

2

SPDR® ETF Trading Report

Ticker	ETF Name	Spread ($)	Spread (%)	Spread ($) vs. 3 month trailing	Consolidated Avg. Daily Volume (shares)	Consolidated Average Daily Volume ($)	Consolidated Avg. Daily Volume (shares) vs. 3 month trailing	Avg. Quote Size (shares)	Avg. Quote Size (Shares) vs. 3 month trailing	Avg. Quote Size ($)	Avg. Quote Size ($) vs. 3 month trailing	Avg. Trade Size	Daily Volatility (%)	Short Interest as of 07/15/2018
US Industry (cont'd)														
XTL	SPDR S&P Telecom ETF	0.17	0.24	0.16	19,881	1,406,798	28,684	421	414	29,738	29,308	163	1.02	3,402
XAR	SPDR S&P Aerospace & Defense ETF	0.06	0.07	0.07	111,126	9,644,692	125,421	944	1,197	82,462	105,213	120	1.28	2,553,407
XHS	SPDR S&P Health Care Services ETF	0.20	0.30	0.20	7,471	499,322	5,574	437	511	29,329	33,332	133	0.99	20,301
XSW	SPDR S&P Software & Services ETF	0.23	0.29	0.23	13,282	1,063,517	7,853	2,986	3,400	237,930	264,359	183	0.94	14,021
XTH	SPDR S&P Technology Hardware ETF	0.17	0.23	0.19	1,441	107,233	541	3,083	2,437	229,458	179,074	120	0.99	178
XTN	SPDR S&P Transportation ETF	0.05	0.08	0.06	16,439	1,048,591	15,333	1,549	1,215	98,486	77,015	149	1.22	8,727
XWEB	SPDR S&P Internet ETF	0.24	0.29	0.26	7,724	642,018	3,998	3,473	3,776	285,590	299,401	136	1.07	3,572
XKII	SPDR Kensho Intelligent Structures ETF	0.08	0.28	0.08	879	25,609	2,286	9,069	9,691	262,513	287,552	169	0.49	16,104
XKST	SPDR Kensho Smart Mobility ETF	0.08	0.28	0.08	2,567	77,641	2,092	7,454	7,946	225,163	240,030	161	0.58	4,693
XKFS	SPDR Kensho Future Security ETF	0.10	0.32	0.09	2,558	82,728	3,368	5,750	5,878	186,712	188,896	164	0.85	11,783
Real Estate Equities														
RWR	SPDR Dow Jones REIT ETF	0.03	0.04	0.03	192,286	17,060,515	226,300	1,075	1,204	95,363	104,071	196	1.17	91,532
RWO	SPDR Dow Jones Global Real Estate ETF	0.05	0.10	0.04	162,079	7,666,560	200,496	614	737	28,958	34,159	183	0.86	33,464
RWX	SPDR Dow Jones International Real Estate ETF	0.01	0.04	0.02	512,979	20,664,581	562,800	3,597	3,860	144,894	154,761	339	0.55	988,920
Global Equities														
DGT	SPDR Global Dow ETF	0.47	0.56	0.49	1,857	157,043	1,657	490	476	41,536	40,447	129	0.42	697
GII	SPDR S&P Global Infrastructure ETF	0.06	0.12	0.06	12,603	626,674	13,212	631	656	31,366	32,474	137	0.57	3,681
GNR	SPDR S&P Global Natural Resources ETF	0.06	0.11	0.07	160,707	8,322,542	130,929	546	783	28,229	38,880	244	0.88	31,482
CWI	SPDR MSCI ACWI ex-US ETF	0.02	0.06	0.02	140,164	5,471,700	156,732	11,330	8,928	443,873	348,998	213	0.64	17,823
ACIM	SPDR MSCI ACWI IMI ETF	0.56	0.71	0.56	7,396	582,435	7,549	658	626	52,022	49,387	177	0.66	9,783
EFAX	SPDR MSCI EAFE Fossil Fuel Reserves Free ETF	0.24	0.33	0.24	1,652	119,977	1,864	1,012	1,270	73,717	92,328	120	0.33	1,597
SPDW	SPDR Portfolio World ex- US ETF	0.01	0.04	0.01	399,731	12,734,919	432,374	14,159	14,087	452,157	446,717	336	0.61	243,173
GWX	SPDR S&P International Small Cap ETF	0.06	0.16	0.05	78,394	2,809,724	88,007	1,108	900	39,720	32,097	207	0.64	49,288
LOWC	SPDR MSCI ACWI Low Carbon Target ETF	0.20	0.22	0.19	7,393	672,136	6,464	261	256	23,645	23,098	208	0.35	1,556

Source: NYSE, Nasdaq and BATS as of 07/31/2018. **Past performance is not a guarantee of future results.**

State Street Global Advisors

3

SPDR® ETF Trading Report

Ticker	ETF Name	Spread ($)	Spread (%)	Spread ($) vs. 3 month trailing	Consolidated Avg. Daily Volume (shares)	Consolidated Average Daily Volume ($)	Consolidated Avg. Daily Volume (shares) vs. 3 month trailing	Avg. Quote Size (shares)	Avg. Quote Size (Shares) vs. 3 month trailing	Avg. Quote Size ($)	Avg. Quote Size ($) vs. 3 month trailing	Avg. Trade Size	Daily Volatility (%)	Short Interest as of 07/15/2018
International Developed Equities — Region/Country														
FEZ	SPDR EURO STOXX 50 ETF	0.01	0.02	0.01	3,062,774	124,271,038	3,330,681	45,959	49,057	1,891,611	2,009,165	394	0.80	6,415,945
FEU	SPDR STOXX Europe 50 ETF	0.06	0.18	0.07	34,676	1,225,491	38,617	769	819	27,141	28,745	296	0.64	233
SMEZ	SPDR EURO STOXX Small Cap ETF	0.17	0.26	0.16	3,237	204,223	2,997	455	455	28,903	29,306	140	0.45	708
Emerging Market Equities														
SPEM	SPDR Portfolio Emerging Markets ETF	0.02	0.07	0.03	291,284	10,969,976	331,004	891	858	33,559	33,200	185	0.92	60,316
GMF	SPDR S&P Emerging Asia Pacific ETF	0.23	0.22	0.24	16,576	1,731,591	15,615	564	549	59,040	58,185	128	0.82	5,810
EEMX	SPDR MSCI Emerging Markets Fossil Fuel Reserves Free ETF	0.29	0.42	0.29	1,710	116,940	2,545	294	297	20,057	20,740	99	0.89	308
EWX	SPDR S&P Emerging Markets Small Cap ETF	0.05	0.11	0.06	53,143	2,687,501	49,229	668	662	33,761	34,188	151	0.79	71,552
GXC	SPDR S&P China ETF	0.12	0.11	0.14	58,300	6,459,023	63,353	313	337	34,753	37,387	121	1.07	30,416
XINA	SPDR MSCI China A Shares IMI ETF	0.10	0.44	0.10	1,912	44,266	3,864	289	287	6,717	6,716	186	0.68	69,084
Advanced Beta — Income														
EDIV	SPDR S&P Emerging Markets Dividend ETF	0.08	0.23	0.08	54,102	1,815,422	58,198	469	459	15,743	15,906	229	1.04	25,337
DWX	SPDR S&P International Dividend ETF	0.03	0.07	0.03	106,218	4,221,037	88,964	718	752	28,629	30,071	324	0.57	2,436
SDY	SPDR S&P Dividend ETF	0.04	0.04	0.03	355,364	32,560,268	472,327	2,493	2,016	228,339	184,817	177	0.82	408,092
WDIV	SPDR S&P Global Dividend ETF	0.09	0.13	0.09	11,471	790,388	11,498	579	582	39,984	40,151	134	0.53	8,638
SPYD	SPDR Portfolio S&P 500 High Dividend ETF	0.01	0.04	0.01	130,417	4,729,795	204,422	4,016	3,477	145,808	125,537	221	0.78	25,787
Advanced Beta — Multi Factor														
QCAN	SPDR MSCI Canada StrategicFactors ETF	0.05	0.09	0.05	800	47,624	1,262	1,016	1,001	60,510	58,586	88	0.32	127
QDEU	SPDR MSCI Germany StrategicFactors ETF	0.06	0.09	0.06	385	24,916	803	990	993	63,515	63,809	66	0.10	82
QJPN	SPDR MSCI Japan StrategicFactors ETF	0.23	0.29	0.24	812	65,144	1,213	470	480	37,740	38,282	113	0.15	4,655
QGBR	SPDR MSCI United Kingdom StrategicFactors ETF	0.33	0.60	0.31	13,119	710,844	5,636	676	811	37,095	43,983	951	0.43	327
QEFA	SPDR MSCI EAFE StrategicFactors ETF	0.13	0.20	0.21	13,706	896,697	14,014	912	903	59,643	58,771	161	0.57	25,865

Source: NYSE, Nasdaq and BATS as of 07/31/2018. **Past performance is not a guarantee of future results.**

State Street Global Advisors

4

SPDR® ETF Trading Report

Ticker	ETF Name	Spread ($)	Spread (%)	Spread ($) vs. 3 month trailing	Consolidated Avg. Daily Volume (shares)	Consolidated Average Daily Volume ($)	Consolidated Avg. Daily Volume (shares) vs. 3 month trailing	Avg. Quote Size (shares)	Avg. Quote Size (Shares) vs. 3 month trailing	Avg. Quote Size ($)	Avg. Quote Size ($) vs. 3 month trailing	Avg. Trade Size	Daily Volatility (%)	Short Interest as of 07/15/2018
Advanced Beta — Multi Factor (cont'd)														
QWLD	SPDR MSCI World StrategicFactors ETF	0.17	0.22	0.19	834	63,160	2,152	957	959	72,611	72,333	200	0.15	230
QEMM	SPDR MSCI Emerging Markets StrategicFactors ETF	0.53	0.83	0.43	6,730	427,296	9,206	528	466	33,518	30,154	116	1.08	6,121
QUS	SPDR MSCI USA StrategicFactors ETF	0.13	0.17	0.12	4,199	324,799	6,407	367	305	28,323	23,448	104	0.65	4,124
Advanced Beta — Single Factor														
SPYB	SPDR S&P 500 Buyback ETF	0.16	0.25	0.14	2,334	147,075	2,732	5,359	5,693	337,113	356,757	160	0.41	3,692
VLU	SPDR S&P 1500 Value Tilt ETF	0.31	0.31	0.35	822	83,902	898	2,361	2,461	239,559	248,117	93	0.43	3,979
MMTM	SPDR S&P 1500 Momentum Tilt ETF	0.35	0.29	0.35	1,486	174,678	1,408	894	841	106,105	98,812	91	0.67	7,421
LGLV	SPDR SSGA US Large Cap Low Volatility Index ETF	0.48	0.54	0.38	3,661	327,930	3,949	489	345	43,822	31,042	99	0.82	20,167
SMLV	SPDR SSGA US Small Cap Low Volatility Index ETF	0.23	0.25	0.25	6,341	582,180	7,654	1,346	1,631	123,413	146,706	88	0.78	1,690
ONEY	SPDR Russell 1000 Yield Focus ETF	0.28	0.40	0.30	586	40,800	1,716	279	279	19,416	19,233	61	0.49	308
ONEO	SPDR Russell 1000 Momentum Focus ETF	0.15	0.20	0.16	17,110	1,247,113	24,771	599	560	43,779	40,807	153	0.69	49,715
ONEV	SPDR Russell 1000 Low Volatility Focus ETF	0.23	0.31	0.18	1,195	86,063	1,723	517	492	37,227	35,335	119	0.30	1,342
Advanced Beta — Fixed Income														
DWFI	SPDR Dorsey Wright Fixed Income Allocation ETF	0.06	0.23	0.05	24,941	594,010	40,402	144	132	342,750	316,703	463	0.56	9,034
CBND	SPDR Bloomberg Barclays Issuer Scored Corporate Bond ETF	0.10	0.33	0.10	9,746	301,504	4,943	882	831	27,288	25,916	1,116	0.23	891
Fixed Income — US Government														
BIL	SPDR Bloomberg Barclays 1–3 Month T-Bill ETF	0.01	0.01	0.01	1,173,112	107,330,004	1,117,475	3,296,949	2,194,205	301,705,003	200,771,113	1,067	0.01	268,318
ITE	SPDR Bloomberg Barclays Intermediate Term Treasury ETF	0.03	0.04	0.03	37,755	2,203,846	53,045	31,475	17,494	1,833,080	1,020,923	324	0.16	90,269
SPTL	SPDR Portfolio Long Term Treasury ETF	0.02	0.05	0.02	256,951	8,782,294	193,973	14,051	8,100	479,761	277,476	476	0.51	44,783

Source: NYSE, Nasdaq and BATS as of 07/31/2018. **Past performance is not a guarantee of future results.**

State Street Global Advisors

5

SPDR® ETF Trading Report

Ticker	ETF Name	Spread ($)	Spread (%)	Spread ($) vs. 3 month trailing	Consolidated Avg. Daily Volume (shares)	Consolidated Average Daily Volume ($)	Consolidated Avg. Daily Volume (shares) vs. 3 month trailing	Avg. Quote Size (shares)	Avg. Quote Size (Shares) vs. 3 month trailing	Avg. Quote Size ($)	Avg. Quote Size ($) vs. 3 month trailing	Avg. Trade Size	Daily Volatility (%)	Short Interest as of 07/15/2018
Fixed Income — US Government (cont'd)														
IPE	SPDR Bloomberg Barclays TIPS ETF	0.03	0.05	0.03	124,850	6,867,999	98,956	1,916	2,544	105,372	140,641	385	0.24	56,881
SPTS	SPDR Portfolio Short Term Treasury ETF	0.01	0.04	0.01	135,345	3,993,761	152,808	98,649	45,875	2,910,820	1,354,101	513	0.10	208,080
TIPX	SPDR Bloomberg Barclays 1–10 Year TIPS ETF	0.02	0.11	0.02	29,395	563,173	41,170	31,795	12,080	608,026	231,054	355	0.18	57,849
Fixed Income — US Investment Grade Corporates														
SPSB	SPDR Portfolio Short Term Corporate Bond ETF	0.01	0.03	0.01	521,923	15,743,989	741,909	17,969	18,079	541,762	545,267	396	0.12	45,801
SPIB	SPDR Portfolio Intermediate Term Corporate Bond ETF	0.01	0.03	0.01	822,630	27,376,456	630,171	11,654	9,743	387,123	324,782	618	0.19	21,620
SPLB	SPDR Portfolio Long Term Corporate Bond ETF	0.01	0.05	0.01	177,580	4,674,770	163,406	1,762	1,703	46,232	45,382	326	0.43	30,528
FLRN	SPDR Bloomberg Barclays Investment Grade Floating Rate ETF	0.01	0.03	0.01	1,014,397	31,208,285	941,438	49,694	35,660	1,529,038	1,096,532	567	0.08	132,267
Fixed Income — High Yield														
JNK	SPDR Bloomberg Barclays High Yield Bond ETF	0.01	0.03	0.01	11,344,299	405,001,495	12,048,306	104,365	90,479	3,725,885	3,242,557	540	0.24	52,513,573
SJNK	SPDR Bloomberg Barclays Short Term High Yield Bond ETF	0.01	0.04	0.01	1,966,889	53,800,416	2,193,906	38,089	33,672	1,041,952	921,788	458	0.22	677,215
CJNK	SPDR ICE BofAML Crossover Corporate Bond ETF	0.12	0.48	0.13	22,624	576,872	16,175	493	452	12,569	11,568	302	0.49	1,906
Fixed Income — US Mortgage														
MBG	SPDR Bloomberg Barclays Mortgage Backed Bond ETF	0.04	0.17	0.06	75,582	1,904,313	74,963	4,480	4,328	113,193	109,883	897	0.29	10,245
Fixed Income — US Aggregate														
SPAB	SPDR Portfolio Aggregate Bond ETF	0.01	0.04	0.01	466,458	12,942,061	640,940	12,452	13,761	345,359	384,011	366	0.20	124,962
Fixed Income — Hybrids														
CWB	SPDR Bloomberg Barclays Convertible Securities ETF	0.01	0.02	0.01	1,064,225	56,137,423	1,260,094	2,086	2,003	110,203	104,871	224	0.73	868,065
PSK	SPDR Wells Fargo Preferred Stock ETF	0.04	0.08	0.04	63,544	2,716,108	53,717	521	489	22,250	21,025	227	0.35	112,273

Source: NYSE, Nasdaq and BATS as of 07/31/2018. **Past performance is not a guarantee of future results.**

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SPDR® ETF Trading Report

Ticker	ETF Name	Spread ($)	Spread (%)	Spread ($) vs. 3 month trailing	Consolidated Avg. Daily Volume (shares)	Consolidated Average Daily Volume ($)	Consolidated Avg. Daily Volume (shares) vs. 3 month trailing	Avg. Quote Size (shares)	Avg. Quote Size (Shares) vs. 3 month trailing	Avg. Quote Size ($)	Avg. Quote Size ($) vs. 3 month trailing	Avg. Trade Size	Daily Volatility (%)	Short Interest as of 07/15/2018
Fixed Income — Municipal														
SHM	SPDR Nuveen Bloomberg Barclays Short Term Municipal Bond ETF	0.01	0.02	0.01	534,106	25,479,713	500,211	8,105	6,680	386,570	318,935	548	0.12	446,415
TFI	SPDR Nuveen Bloomberg Barclays Municipal Bond ETF	0.02	0.03	0.02	603,147	28,851,240	563,755	3,297	2,206	157,626	105,437	95	0.23	483,899
HYMB	SPDR Nuveen S&P High Yield Municipal Bond ETF	0.07	0.13	0.08	64,102	3,582,315	56,946	556	621	31,122	34,592	257	0.33	5,417
Fixed Income — International														
WIP	SPDR Citi International Government Inflation-Protected Bond ETF	0.06	0.11	0.07	116,640	6,516,029	93,896	428	457	23,838	26,413	271	0.54	15,814
BWZ	SPDR Bloomberg Barclays Short Term International Treasury Bond ETF	0.12	0.39	0.12	36,729	1,173,500	43,905	733	752	23,325	24,526	324	0.58	1,754
BWX	SPDR Bloomberg Barclays International Treasury Bond ETF	0.01	0.04	0.01	1,082,034	30,624,341	1,082,069	2,761	2,268	77,919	65,336	450	0.38	89,011
IBND	SPDR Bloomberg Barclays International Corporate Bond ETF	0.11	0.32	0.11	99,526	3,414,097	99,302	712	603	24,406	21,277	279	0.73	10,029
EBND	SPDR Bloomberg Barclays Emerging Markets Local Bond ETF	0.02	0.07	0.02	485,651	13,661,596	286,928	3,718	3,404	105,462	100,068	1,526	0.53	21,778
Commodity														
GLD®	SPDR Gold Trust	0.01	0.01	0.01	6,224,488	768,452,716	6,702,783	14,560	12,356	1,797,943	1,545,351	237	0.52	11,113,645
GLDW℠	SPDR Long Dollar Gold Trust	0.16	0.14	0.16	566	66,887	4,230	563	717	66,879	87,347	64	0.13	75
GLDM	SPDR Gold MiniShares℠	0.01	0.08	0.01	357,222	4,435,187	331,455	59,045	57,957	730,033	717,588	1,145	0.45	138,268
NANR	SPDR S&P North American Natural Resources ETF	0.05	0.13	0.05	37,081	1,350,613	29,722	1,954	2,026	70,333	70,594	482	0.92	88
Active — Asset Allocation														
RLY	SPDR SSGA Multi-Asset Real Return ETF	0.08	0.31	0.08	21,429	579,989	25,651	4,785	5,169	129,632	136,844	196	0.72	4,407
INKM	SPDR SSGA Income Allocation ETF	0.07	0.22	0.07	5,537	181,149	7,526	11,851	11,637	388,200	382,341	297	0.30	813
GAL	SPDR SSGA Global Allocation ETF	0.13	0.33	0.14	13,540	519,103	14,832	6,826	8,564	261,807	328,087	230	0.62	14,240

Source: NYSE, Nasdaq and BATS as of 07/31/2018. **Past performance is not a guarantee of future results.**

State Street Global Advisors

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SPDR® ETF Trading Report

Ticker	ETF Name	Spread ($)	Spread (%)	Spread ($) vs. 3 month trailing	Consolidated Avg. Daily Volume (shares)	Consolidated Average Daily Volume ($)	Consolidated Avg. Daily Volume (shares) vs. 3 month trailing	Avg. Quote Size (shares)	Avg. Quote Size (Shares) vs. 3 month trailing	Avg. Quote Size ($)	Avg. Quote Size ($) vs. 3 month trailing	Avg. Trade Size	Daily Volatility (%)	Short Interest as of 07/15/2018
Active — Equity														
SYE	SPDR MFS Systematic Core Equity ETF	0.21	0.27	0.19	9,401	709,335	5,680	447	376	33,784	28,174	207	0.79	8
SYG	SPDR MFS Systematic Growth Equity ETF	0.28	0.35	0.23	1,556	126,577	3,132	253	316	20,591	25,443	108	0.40	374
SYV	SPDR MFS Systematic Value Equity ETF	0.24	0.36	0.26	4,281	287,815	6,490	608	593	40,983	39,517	95	0.73	5,121
Active — Fixed Income														
TOTL	SPDR DoubleLine Total Return Tactical ETF	0.02	0.04	0.02	270,274	12,797,007	282,173	6,474	6,640	306,520	315,616	346	0.18	375,414
EMTL	SPDR DoubleLine Emerging Markets Fixed Income ETF	0.12	0.25	0.14	2,867	139,623	5,908	930	1,369	45,268	66,540	133	0.16	14,187
STOT	SPDR DoubleLine Short Duration Total Return Tactical ETF	0.16	0.32	0.13	7,457	364,139	17,995	2,713	3,051	132,596	149,060	265	0.19	4,177
SRLN	SPDR Blackstone / GSO Senior Loan ETF	0.01	0.02	0.01	577,205	27,279,312	589,441	12,677	11,046	599,176	522,698	382	0.06	322,587
ULST	SPDR SSGA Ultra Short Term Bond ETF	0.03	0.08	0.03	7,604	306,163	9,133	3,071	4,129	123,654	166,154	235	0.09	9,799

Source: NYSE, Nasdaq and BATS as of 07/31/2018. **Past performance is not a guarantee of future results.**

Prior to 10/16/2017, the SPDR Portfolio Total Stock Market ETF (SPTM) was known as the SPDR Russell 3000® ETF (THRK), the SPDR Portfolio Large Cap ETF (SPLG) was known as the SPDR Russell 1000® ETF (ONEK), the SPDR Portfolio Mid Cap ETF (SPMD) was known as the SPDR S&P 1000® ETF (SMD), the SPDR Portfolio Small Cap ETF (SPSM) was known as the SPDR Russell 2000® ETF (TWOK), the SPDR Portfolio S&P 500 Growth ETF (SPYG) was known as the SPDR S&P 500 Growth ETF (SPYG), the SPDR Portfolio S&P 500 Value ETF (SPYV) was known as the SPDR S&P 500 Value ETF (SPYV), the SPDR Portfolio S&P 500 High Dividend ETF (SPYD) was known as the SPDR S&P 500 High Dividend ETF (SPYD), the SPDR Portfolio Developed World ex-US ETF (SPDW) was known as the SPDR S&P World ex-US ETF (GWL), the SPDR Portfolio Emerging Markets ETF (SPEM) was known as the SPDR S&P Emerging Markets ETF (GMM), the SPDR Portfolio Aggregate Bond ETF (SPAB) was known as the SPDR Bloomberg Barclays Aggregate Bond ETF (BNDS), the SPDR Portfolio Short Term Corporate Bond ETF (SPSB) was known as the SPDR Bloomberg Barclays Short Term Corporate Bond ETF (SCPB), the SPDR Portfolio Intermediate Term Corporate Bond ETF (SPIB) was known as the SPDR Bloomberg Barclays Intermediate Term Corporate Bond ETF (ITR), the SPDR Portfolio Long Term Corporate Bond ETF (SPLB) was known as the SPDR Bloomberg Barclays Long Term Corporate Bond ETF (LWC), the SPDR Portfolio Short Term Treasury ETF (SPTS) was known as the SPDR Bloomberg Barclays Short Term Treasury ETF (SST), and the SPDR Portfolio Long Term Treasury ETF (SPTL) was known as the SPDR Bloomberg Barclays Long Term Treasury ETF (TLO).

State Street Global Advisors

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SPDR® ETF Trading Report ssga.com | spdrs.com State Street Global Advisors One Iron Street, Boston MA 02210. T: +1 866 787 2257. Important Risk Information ETFs trade like stocks, are subject to investment risk, fluctuate in market value and may trade at prices above or below the ETFs’ net asset value. Brokerage commissions and ETF expenses will reduce returns. While the shares of ETFs are tradable on secondary markets, they may not readily trade in all market conditions and may trade at significant discounts in periods of market stress. Commodities and commodity-index linked securities may be affected by changes in overall market movements, changes in interest rates, and other factors such as weather, disease, embargoes, or political and regulatory developments, as well as trading activity of speculators and arbitrageurs in the underlying commodities. Frequent trading of ETFs could significantly increase commissions and other costs such that they may offset any savings from low fees or costs. Diversification does not ensure a profit or guarantee against loss. Investing in commodities entails significant risk and is not appropriate for all investors. Investing involves risk, and you could lose money on an investment in each of SPDR® Gold Shares Trust (“GLD®”), SPDR® Gold MiniSharesSM Trust (“GLDMSM”), a series of the World Gold Trust, and SPDR® Long Dollar Gold Trust (“GLDWSM”), a series of the World Gold Trust (together, the “Funds”). ETFs trade like stocks, are subject to investment risk, fluctuate in market value and may trade at prices above or below the ETFs’ net asset value. Brokerage commissions and ETF expenses will reduce returns. Commodities and commodity-index linked securities may be affected by changes in overall market movements, changes in interest rates, and other factors such as weather, disease, embargoes, or political and regulatory developments, as well as trading activity of speculators and arbitrageurs in the underlying commodities. GLDW is subject to regulation under the Commodity Exchange Act of 1936 (the “CEA”). U.S. regulation of swap agreements is rapidly changing and is subject to further regulatory developments which could be adverse to GLDW. GLDW’s swap agreements will be subject to counterparty risk and liquidity risk. Currency exchange rates between the US dollar and non-US currencies may fluctuate significantly over short periods of time and may cause the value of GLDW’s investments to decline. GLDW is a passive investment vehicle that is designed to track the Index. GLDW’s performance may deviate from changes in the levels of its Index (i.e., create “tracking error” between GLDW and the Index) for a number of reasons, such as the fees and expenses of GLDW, which are not accounted for by the Index. Frequent trading of ETFs could significantly increase commissions and other costs such that they may offset any savings from low fees or costs. Diversification does not ensure a profit or guarantee against loss. Investing in commodities entails significant risk and is not appropriate for all investors. Important Information Relating to SPDR® Gold Trust (“GLD®”), SPDR® Gold MiniSharesSM Trust (“GLDMSM”) and SPDR® Long Dollar Gold Trust (“GLDWSM”): The SPDR Gold Trust (“GLD”) has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for GLD. The World Gold Trust has filed a registration statement (including a prospectus) with the SEC for each of GLDM and GLDW. The World Gold Trust has also filed the prospectus for GLDW with the National Futures Association. Before you invest, you should read the prospectus in the registration statement and other documents each Fund has filed with the SEC for more complete information about each Fund and these offerings. Please see each Fund’s prospectus for a more detailed discussion of the risks of investing in each Fund’s shares. The GLD prospectus is available by clicking here, the GLDM prospectus is available by clicking here, and the GLDW prospectus is available by clicking here. You may get these documents for free by visiting EDGAR on the SEC website at sec.gov or by visiting spdrgoldshares.com. Alternatively, the Funds or any authorized participant will arrange to send you the prospectus if you request it by calling 866.320.4053. None of the Funds is an investment company registered under the Investment Company Act of 1940 (the “1940 Act”). As a result, shareholders of each Fund do not have the protections associated with ownership of shares in an investment company registered under the 1940 Act. GLD and GLDM are not subject to regulation under the CEA. As a result, shareholders of each of GLD and GLDM do not have the protections afforded by the CEA.

Shares of each Fund trade like stocks, are subject to investment risk and will fluctuate in market value. The values of GLD shares and GLDM shares relate directly to the value of the gold held by each Fund (less its expenses), respectively. Fluctuations in the price of gold could materially and adversely affect an investment in the shares. The price received upon the sale of the shares, which trade at market price, may be more or less than the value of the gold represented by them. GLDW shares trade like stocks, are subject to investment risk and will fluctuate in market value. The value of GLDW shares relates directly to the value of the gold held by GLDW (less its expenses) and the value of a basket (“FX Basket”) comprising the euro, Japanese yen, British pound sterling, Canadian dollar, Swedish krona and Swiss franc (“Reference Currencies”) against the US dollar. A decline in the price of gold and/or an increase in the value of the Reference Currencies comprising the FX basket against the US dollar could materially and adversely affect an investment in the shares. The price received upon the sale of the shares, which trade at market price, may be more or less than the value of the gold and the price of each Reference Currency against the US dollar represented by them. None of the Funds generate any income, and as each Fund regularly sells gold to pay for its ongoing expenses, the amount of gold represented by each Fund share will decline over time to that extent. The World Gold Council name and logo are a registered trademark and used with the permission of the World Gold Council pursuant to a license agreement. The World Gold Council is not responsible for the content of, and is not liable for the use of or reliance on, this material. World Gold Council is an affiliate of the Sponsor of each of GLD, GLDM and GLDW. GLD® is a registered trademark of World Gold Trust Services, LLC used with the permission of World Gold Trust Services, LLC. MiniSharesSM, GLDMSM and GLDWSM are service marks of WGC USA Asset Management Company, LLC used with the permission of WGC USA Asset Management Company, LLC. Standard & Poor’s®, S&P® and SPDR® are registered trademarks of Standard & Poor’s Financial Services LLC, a division of S&P Global (S&P); Dow Jones is a registered trademark of Dow Jones Trademark Holdings LLC (Dow Jones); and these trademarks have been licensed for use by S&P Dow Jones Indices LLC (SPDJI) and sublicensed for certain purposes by State Street Corporation. State Street Corporation’s financial products are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, their respective affiliates and third party licensors and none of such parties makes any representation regarding the advisability of investing in such product(s) nor do they have any liability in relation thereto. Important Information Relating to Solactive GLD® Long USD Gold Index: GLDW is not sponsored, promoted, sold or supported in any other manner by Solactive AG nor does Solactive AG offer any express or implicit guarantee or assurance either with regard to the results of using the Index and/ or Index trademark or the Index value at any time or in any other respect. The Index is calculated and published by Solactive AG. Solactive AG uses its best efforts to ensure that the Index is calculated correctly. Irrespective of its obligations towards GLDW, Solactive AG has no obligation to point out errors in the Index to third parties including but not limited to investors in and/or financial intermediaries transacting in or with GLDW. Neither publication of the Index by Solactive AG nor the licensing of the Index or Index trademark for the purpose of use in connection with GLDW constitutes a recommendation by Solactive AG to invest capital in GLDW nor does it in any way represent an assurance or opinion of Solactive AG with regard to any investment in GLDW. For more information, please contact the Marketing Agent for GLD, GLDM and GLDW: State Street Global Advisors Funds Distributors, LLC, One Iron Street, Boston, MA, 02210; T: +1 866 320 4053 spdrgoldshares.com. The trademarks and service marks referenced herein are the property of their respective owners. Third party data providers make no warranties or representations of any kind relating to the accuracy, completeness or timeliness of the data and have no liability for damages of any kind relating to the use of such data. State Street Global Advisors and SSGA are registered trademarks of State Street Corporation. There is no relationship between Dorsey Wright & Associates, LLC (collectively with its parent companies and affiliates, “Dorsey Wright”) and State Street Global Advisors (“SSGA”) other than a license by Dorsey Wright to SSGA of certain Dorsey Wright trademarks and trade names, and the Dorsey Wright Fixed Income Rotation Index (“Index”), for use by SSGA. BLOOMBERG®, a trademark and service mark of Bloomberg Finance L.P. and its affiliates, and BARCLAYS®, a trademark and service mark of Barclays Bank Plc, have each been licenzed for use in connection with the listing and trading of the SPDR Bloomberg Barclays ETFs. Distributor: State Street Global Advisors Funds Distributors, LLC, member FINRA, SIPC, an indirect wholly owned subsidiary of State Street Corporation. References to State Street may include State Street Corporation and its affiliates. Certain State Street affiliates provide services and receive fees from the SPDR ETFs. ALPS Distributors, Inc., member FINRA, is distributor for SPDR S&P 500, SPDR S&P MidCap 400 and SPDR Dow Jones Industrial Average, all unit investment trusts. ALPS Portfolio Solutions Distributor, Inc., member FINRA, is distributor for Select Sector SPDRs. ALPS Distributors, Inc. and ALPS Portfolio Solutions Distributor, Inc. are not affiliated with State State Street Global Advisors Funds Distributors, LLC. State Street Global Advisors Funds Distributors, LLC is the distributor for certain registered products on behalf of the advisor. SSGA Funds Management has retained Nuveen Asset Management, LLC as the sub-advisor to certain of such funds. State Street Global Advisors Funds Distributors, LLC is not affiliated with Nuveen Asset Management, LLC. Before investing, consider the funds’ investment objectives, risks, charges and expenses. To obtain a prospectus or summary prospectus which contains this and other information, call 866.787.2257 or visit spdrs.com. Read it carefully. © 2018 State Street Corporation. All Rights Reserved. ID13886-2081238.7.1.NA.INST 0818 Exp. Date: 08/31/2019 SPD001695

SPDR® GOLD TRUST has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any Authorized Participant will arrange to send you the prospectus if you request it by calling toll free at 1-866-320-4053 or contacting State Street Global Advisors Funds Distributors, LLC, One Lincoln Street, Attn: SPDR® Gold Shares, 30th Floor, Boston, MA 02111.